UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2010

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO 44143-1467
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01   Completion of Acquisition or Disposition of Assets.

                  With the closing of the September 15, 2010 acquisition, the aggregate purchase price of the properties acquired in 2010, as noted below, exceeded 10% of Associated Estates Realty Corporation's (the “Company”) total assets as of December 31, 2009.

On May 18, 2010, the Company, through a wholly owned subsidiary, completed the acquisition of Riverside Station (304 units); an apartment community located in Woodbridge, Virginia.  The property was purchased from an entity controlled by Principal Real Estate Investors, LLC for approximately $54 million in cash, a portion of which was funded with proceeds of the public sale of 9,200,000 common shares on May 12, 2010.

On September 15, 2010, the Company, through a wholly owned subsidiary, completed the acquisition of The Ashborough (504 units); an apartment community located in Ashburn, Virginia.  The property was purchased from The Northwestern Mutual Life Insurance Company for approximately $90 million in cash, which was funded primarily from borrowings on the Company's unsecured revolving credit facility.

ITEM 9.01   Financial Statements and Exhibits.

(a) The Company intends to file these financial statements by an amendment within the time permitted by Item 9.01(a).

(b) The Company intends to file these financial statements by an amendment within the time permitted by Item 9.01(a).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

September 21, 2010	/s/ Lou Fatica
(Date)	Lou Fatica, Vice President
Chief Financial Officer and Treasurer

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